  Yuma Energy, Inc.

NEWS RELEASE

 Yuma Energy, Inc. Receives Second Notice of Noncompliance from NYSE American

HOUSTON, TX – (PR Newswire – August 28, 2019) – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma,” the “Company,” “we” or “our”) today was notified by the NYSE American (the “Exchange”) that the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”).

Specifically, Yuma is not in compliance with Section 1003(a)(ii) of the Company Guide in that it reported shareholders’ equity of $2.4 million on June 30, 2019, which is below the minimum standard of $4 million, and reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Exchange also warned that the Company may be close to falling below compliance with Section 1003(a)(i) which requires minimum shareholder’s equity of $2 million. As previously reported, on June 20, 2019, the Company received notice from the Exchange the Company was not in compliance with Section 1003(a)(iii) of the Company Guide having reported a stockholders’ equity of $5,998,045 as of March 31, 2019 and sustained continuing operations and/or net losses in its five most recent fiscal years. While these events require separate notification and disclosure the remedy to resolve each is the same, and the plan to regain compliance will address both events of non-compliance.

The notice is based on a review by the Exchange of information that the Company has publicly disclosed, including information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2019 which included the interim consolidated financial statements for the three and six month periods ended June 30, 2019.

In order to maintain its listing on the Exchange, the Company submitted a plan of compliance (the “Plan”) on July 16, 2019 and intends to supplement the plan to address how it intends to regain compliance with the continued listing standards by December 17, 2020.

The Exchange notification of continued listing deficiency does not affect the Company's business operations or its SEC reporting obligations. Yuma’s management previously recognized the need to engage in financing transactions or other strategic alternatives to address the Company’s financial requirements, and the Company has publicly announced those initiatives. As previously disclosed, Yuma is involved in restructuring discussions. Management continues to work with Seaport Global Securities LLC, an investment banking firm, to advise the Company on various strategic alternatives; however, there is no assurance that any transaction or restructuring alternatives will materialize.

Receipt of the notice does not have any immediate effect on the listing of the Company's shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “.BC” indicator will be affixed to the Company’s trading symbol. The Company's business operations, SEC reporting requirements and debt instruments are unaffected by the notification, provided that if the Plan is not acceptable, or the Company does not make sufficient progress under the Plan or reestablish compliance by December 17, 2020, then the Company will be subject to the Exchange's delisting procedures. The Company may then appeal a staff determination to initiate such proceedings in accordance with the Company Guide.

Please refer to our Current Report on Form 8-K with the SEC for further information.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600

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